REGISTRATION RIGHTS AGREEMENT
This REGISTRATION RIGHTS AGREEMENT, dated as of January 3, 2024 (this “Agreement”), is by and between Enovis Corporation, a Delaware corporation (“Enovis”), and Emil Holding II S.à r.l., a private limited liability company (société à responsabilité limitée) organized and existing under the laws of the Grand Duchy of Luxembourg, with its registered office at 51A, Boulevard Royal, L-2449 Luxembourg, Grand Duchy of Luxembourg, registered with the Luxembourg trade and companies register (Registre de Commerce et des Sociétés, Luxembourg) under number B202352 (“Emil” and together with Enovis, the “Parties”).
WHEREAS, the Parties intend to enter into that certain Share Purchase Agreement related to the sale of the entire share capital of LimaCorporate S.p.A. by Enovis to Emil (the “SPA”).
WHEREAS, pursuant to the SPA, Enovis intends to issue, subject to the terms of the SPA, as a portion of the purchase price for the share capital of LimaCorporate S.p.A., up to 1,942,686 shares of common stock, par value $0.001 per share, of Enovis (the “Enovis Common Stock”), to Emil.
WHEREAS, Enovis desires to grant to Emil the registration rights as set forth in this Agreement for the Registrable Securities (as defined below), subject to the terms and conditions of this Agreement; and
WHEREAS, the entry into this Agreement is a completion covenant under the SPA.
NOW, THEREFORE, in consideration of the foregoing and the mutual promises, covenants and agreements of the Parties hereto, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:
Article I
DEFINITIONS
1.1Defined Terms. As used in this Agreement, the following terms shall have the following meanings:
“Adverse Disclosure” has the meaning set forth in Section 2.2(c).
“Affiliate” means, when used with respect to a specified Person, another Person that controls, is controlled by, or is under common control with the Person specified. As used herein, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities or other interests, by contract or otherwise.
“Agreement” has the meaning set forth in the preamble to this Agreement.
“Business Day” means any day that is not a Saturday, Sunday or other day on which banking institutions doing business in New York, New York are authorized or obligated by law or required by executive order to be closed.
“Demand Registration” has the meaning set forth in Section 2.1(b).
“Distribution” means the issuance of the Stock Consideration to Emil in accordance with the terms of the SPA.
“Emil” has the meaning set forth in the preamble to this Agreement and shall include its successors, by merger, acquisition, reorganization or otherwise.

“Emil Group” means Emil and each Person that is a direct or indirect Subsidiary of Emil as of immediately following the Distribution, and each Person that becomes a Subsidiary of Emil after the Distribution (in each case other than any member of the Enovis Group).
“Enovis” has the meaning set forth in the preamble to this Agreement and shall include its successors, by merger, acquisition, reorganization or otherwise.
“Enovis Common Stock” has the meaning set forth in the recitals to this Agreement.
“Enovis Group” means Enovis and each Person that is a direct or indirect Subsidiary of Enovis as of immediately following the Distribution, and each Person that becomes a Subsidiary of Enovis after the Distribution (in each case other than any member of the Emil Group).
“Enovis Notice” has the meaning set forth in Section 2.1(b).
“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and any successor thereto, and any rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.
“Final Stock Consideration” has the meaning set forth in the SPA.
“Final Stock Consideration Issuance Date” has the meaning set forth in the SPA.
“Governmental Authority” means any nation or government, any state, municipality or other political subdivision thereof, and any entity, body, agency, commission, department, board, bureau, court, tribunal or other instrumentality, whether federal, state, local, domestic, foreign or multinational, exercising executive, legislative, judicial, regulatory, administrative or other similar functions of, or pertaining to, government and any executive official thereof.
“Holder” means Emil or any of its Subsidiaries, so long as such Person holds any Registrable Securities, and any Person owning Registrable Securities who is a Permitted Transferee of rights under Section 3.3.
“Initial Stock Consideration” has the meaning set forth in the SPA.
“Initial Stock Consideration Issuance Date” has the meaning set forth in the SPA.
“Loss” or “Losses” has the meaning set forth in Section 2.4(a).
“Misstatement” has the meaning set forth in Section 2.2(a)(iv).
“Permitted Transferee” means any Transferee and any Subsequent Transferee.
“Person” means any individual, firm, limited liability company or partnership, joint venture, corporation, joint stock company, trust or unincorporated organization, incorporated or unincorporated association, government (or any department, agency or political subdivision thereof) or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.
“Prospectus” means the prospectus included in any Registration Statement, all amendments and supplements to such prospectus, including post-effective amendments, and all other material incorporated by reference in such prospectus.
“Registrable Securities” means the Stock Consideration issued to Emil under the SPA and any additional securities issued or issuable directly or indirectly with respect to, in exchange for, upon the conversion of or in replacement of such shares of Enovis Common Stock, whether by way of a dividend or distribution or stock split or in connection with a combination of shares, recapitalization, merger, consolidation, exchange or other reorganization, but only to the extent that such additional securities are “restricted securities” as defined in Rule 144 under the Securities Act. The term “Registrable Securities” excludes any security (i) the offering and Sale of which has been effectively Registered under the Securities Act and which has been Sold in accordance with a Registration Statement or (ii) that has been Sold pursuant to Rule 144 (or any successor provision) under the Securities Act.
“Registration” means a registration with the SEC of the offer and Sale to the public of any Enovis Common Stock under the Registration Statement. The terms “Register,” “Registered” and “Registering” shall have a correlative meaning.
“Registration Expenses” means all expenses incident to Enovis’ performance of or compliance with this Agreement, including all (i) registration, qualification and filing fees; (ii) expenses incurred in connection with the preparation, printing and filing under the Securities Act of the Registration Statement, any Prospectus and any issuer free writing prospectus and the distribution thereof; (iii) the costs and charges of any transfer agent and any registrar; (iv) internal expenses of Enovis (including all salaries and expenses of employees of Enovis performing legal or accounting duties); and (v) fees and expenses of listing any Registrable Securities on any securities exchange on which shares of Enovis Common Stock are then listed; but excluding any internal expenses of the Holder and any stock transfer taxes.
“Registration Period” has the meaning set forth in Section 2.1(d).
“Registration Rights” means the rights of the Holders to cause Enovis to Register Registrable Securities pursuant to this Agreement.
“Registration Statement” means any registration statement of Enovis filed with, or to be filed with, the SEC under the rules and regulations promulgated under the Securities Act, including the related Prospectus, amendments and supplements to such registration statement, including post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement.
“Sale” means the direct or indirect transfer, sale, assignment or other disposition of a security. The terms “Sell” and “Sold” have correlative meanings.
“SEC” means the U.S. Securities and Exchange Commission.
“Securities Act” means the U.S. Securities Act of 1933, as amended, and any successor thereto, and any rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.
“SPA” has the meaning set forth in the recitals to this Agreement.
“Stock Consideration” has the meaning set forth in the SPA.
“Subsidiary” means, with respect to any Person, any corporation, limited liability company, joint venture or partnership of which such Person (i) beneficially owns, either directly or indirectly, more than fifty percent (50%) of (A) the total combined voting power of all classes of voting securities of such Person, (B) the total combined equity interests or (C) the capital or profit interests, in the case of a partnership, or (ii) otherwise has the power to vote, either directly or indirectly, sufficient securities to elect a majority of the board of directors or similar governing body.
“Transferee” has the meaning set forth in Section 3.3(b).
1.2General Interpretive Principles. Whenever used in this Agreement, except as otherwise expressly provided or unless the context otherwise requires, any noun or pronoun shall be deemed to include the plural as well as the singular and to cover all genders. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” Unless otherwise specified, the terms “hereof,” “herein,” “hereunder” and similar terms refer to this Agreement as a whole (including the exhibits hereto), and references herein to Articles, Sections and Exhibits refer to Articles, Sections and Exhibits of this Agreement. The word “or” shall have the inclusive meaning represented by the phrase “and/or.” Except as otherwise indicated, all periods of time referred to herein shall include all Saturdays, Sundays and holidays; provided, however, that if the date to perform the act or give any notice with respect to this Agreement shall fall on a day other than a Business

Day, such act or notice may be performed or given timely if performed or given on the next succeeding Business Day. References to a Person are also to its permitted successors and assigns. The titles to Articles and headings of Sections contained in this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of or to affect the meaning or interpretation of this Agreement. The parties have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.
Article II
REGISTRATION RIGHTS
1.1Registration.
(a)To the extent that Enovis is then able to file an “automatic shelf registration statement,” on Form S-3 or otherwise has an applicable effective Registration Statement permitting sales to be made by “Selling Stockholders,” Enovis will file, subject to the provisions of Section 2.2(c), no later than the fifteenth (15th) day following the Initial Stock Consideration Issuance Date (the “Initial Outside Filing Date”) with respect to the Initial Stock Consideration and no later than the fifteenth (15th) day following the Final Stock Consideration Issuance Date (the “Final Outside Filing Date”) with respect to the Final Stock Consideration, with the SEC a prospectus supplement pursuant to Rule 424(b)(7) of the Securities Act (each, a “Prospectus Supplement”) under an effective Registration Statement for an offering to be made on a delayed or continuous basis of Enovis Common Stock pursuant to Rule 415 under the Securities Act (or similar provisions then in effect) covering the resale to the public of the Registrable Securities (a “Shelf Registration”).
(b)Demand Registration. To the extent that Enovis does not have an effective “automatic shelf registration statement” on Form S-3 or otherwise does not have an applicable effective Registration Statement permitting sales to be made by “Selling Stockholders” as at the Initial Stock Consideration Issuance Date or the Final Stock Consideration Issuance Date in accordance with Section 2.1(a), any Holder(s) of Registrable Securities (collectively, the “Initiating Holder”) shall have the right to request that Enovis file a Registration Statement with the SEC on the appropriate registration form for Sale pursuant to Rule 415 under the Securities Act (or similar provisions then in effect) of all or part of the Registrable Securities held by such Initiating Holder by delivering a written request to Enovis specifying the number of shares of Registrable Securities such Initiating Holder wishes to Register (a “Demand Registration”). Enovis shall (i) within five (5) days of the receipt of such request, give written notice of such Demand Registration to all Holders of Registrable Securities (the “Enovis Notice”), (ii) use its commercially reasonable efforts to prepare and file a Registration Statement as expeditiously as possible in respect of such Demand Registration and in any event within thirty (30) days of receipt of the request, and (iii) use its commercially reasonable efforts to cause such Registration Statement to become effective as expeditiously as possible. Enovis shall include in such Registration all Registrable Securities that the Holders request to be included within the ten (10) days following their receipt of the Enovis Notice.
(c)Limitations of Demand Registrations. Notwithstanding anything to the contrary in Section 2.1(b), the Demand Registration rights granted in Section 2.1(b) are subject to the following limitations: (i) Enovis shall not be required to effect more than three (3) total Demand Registrations in the aggregate during the term of this Agreement or more than one Demand Registration in any sixty (60)-day period after the effective date of a previous registration by Enovis, and (ii) the Registrable Securities requested to be Registered pursuant to Section 2.1(b) must represent (a) an aggregate offering price of Registrable Securities that is reasonably expected to equal at least $10,000,000 or (b) all of the remaining Registrable Securities owned by the requesting Holder and its Affiliates. In the event that any Person shall have received rights to Demand Registrations pursuant to Section 3.3, and such Person shall have made a Demand Registration request, such request shall be treated as having been made by the Holder(s).
(d)Effective Registration. Enovis shall be deemed to have effected a Registration for purposes of Section 2.1 if:

(i)for the purpose of Section 2.1(a), (A) in respect of the Initial Stock Consideration, an applicable Prospectus Supplement under an effective Registration Statement has been filed, including Emil as a “Selling Stockholder” and the Initial Stock Consideration for resale under such Registration Statement, and (B) in respect of the Final Stock Consideration, an applicable Prospectus Supplement under an effective Registration Statement has been filed, including Emil as a “Selling Stockholder” and the Final Stock Consideration for resale under such Registration Statement;
(ii)for the purpose of Section 2.1(b), the Registration Statement is declared effective by the SEC or becomes effective upon filing with the SEC, and, in each case, remains effective until the earlier of (i) the date when all Registrable Securities thereunder have been Sold and (ii) ninety (90) days from the date of the Prospectus Supplement or the effective date of the Registration Statement (the “Registration Period”). If, during the Registration Period, such Registration is interfered with by any stop order, injunction or other order or requirement of the SEC or other Governmental Authority or the need to update or supplement the Prospectus Supplement or the Registration Statement, the Registration Period shall be extended on a day-for-day basis for any period the Holder is unable to complete an offering as a result of such stop order, injunction or other order or requirement of the SEC or other Governmental Authority. Any request for a Demand Registration shall count for purposes of the limitation on the number of Demand Registrations required to be effected set forth in Section 2.1(c) only if (i) all Registrable Securities requested to be Registered are, in fact, Registered, and (ii) the registration is closed or withdrawn at the request of Emil (other than as a result of a material adverse change to Enovis).
(e)SEC Form. Any Registration Statement filed by Enovis that sets forth Emil as a “Selling Stockholder” shall comply with applicable requirements of the Securities Act and, together with each Prospectus included, filed or otherwise furnished by Enovis in connection therewith, shall not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.
1.2Registration Procedures.
(a)In connection with the Registration pursuant to this Agreement, Enovis shall use commercially reasonable efforts to effect or cause the Registration and:
(i)except in the case of a Shelf Registration Statement, prepare and file the required Registration Statement required under the Securities Act to be filed therewith, and before filing with the SEC a Registration Statement or Prospectus, or any amendments or supplements thereto, (A) furnish to the Holders copies of all documents prepared to be filed, which documents shall be subject to the review and comment of such Holders and their respective counsel, and provide such Holders and their respective counsel reasonable time to review and comment thereon and (B) not file with the SEC any Registration Statement relating to the Registrable Securities or Prospectus or amendments or supplements thereto to which the Holders shall reasonably object;
(ii)except in the case of a Shelf Registration, prepare and file with the SEC such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and to comply with the provisions of the Securities Act with respect to the Sale of all of the shares of Registrable Securities Registered thereon until the earlier of (A) such time as all of such shares have been Sold in accordance with the intended methods of Sale set forth in such Registration Statement or (B) the expiration of 90 days after such Registration Statement becomes effective;
(iii)notify the participating Holders and (if requested) confirm such advice in writing and provide copies of the relevant documents, as soon as reasonably practicable after notice thereof is received by Enovis (A) when the applicable Registration Statement or any amendment thereto has been filed or becomes effective, when the applicable Prospectus or Prospectus Supplement or any amendment or supplement to such Prospectus or Prospectus Supplement has been filed, (B) of any written comments by the SEC or any request by the SEC or any other Governmental Authority for amendments or supplements to such Registration Statement or such Prospectus or for additional information, (C) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or any order preventing or suspending the use of any preliminary or final Prospectus, any Prospectus Supplement or the initiation or threatening of any proceedings for such purposes, and (D) of the receipt by Enovis of any notification with respect to the suspension of the qualification of the Registrable Securities for offering or Sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;
(iv)promptly notify each selling Holder when Enovis becomes aware of the occurrence of any event as a result of which the applicable Registration Statement, the Prospectus included in such Registration Statement (as then in effect), the Prospectus Supplement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein (in the case of such Prospectus and, preliminary Prospectus or such Prospectus Supplement, in light of the circumstances under which they were made) not misleading (each a “Misstatement”) or, if for any other reason it shall be necessary during such time period to amend or supplement such Registration Statement, Prospectus, Prospectus Supplement in order to comply with the Securities Act and, in either case as promptly as reasonably practicable thereafter, prepare and file with the SEC, and furnish without charge to the selling Holder an amendment or supplement to such Registration Statement, Prospectus, Prospectus Supplement that will correct such statement or omission or effect such compliance;
(v)use its commercially reasonable efforts to prevent or obtain the withdrawal of any stop order or other order suspending the use of any preliminary or final Prospectus or Prospectus Supplement;
(vi)promptly incorporate in a Prospectus supplement or post-effective amendment such information as the Holders may reasonably request in order to permit the intended method of distribution of the Registrable Securities; and make all required filings of such Prospectus supplement or post-effective amendment as soon as reasonably practicable after being notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;
(vii)furnish to each selling Holder, without charge, as many conformed copies as such Holder may reasonably request of the applicable Registration Statement and any amendment or post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);
(viii)deliver to each selling Holder, without charge, as many copies of the applicable Prospectus (including each preliminary Prospectus) or Prospectus Supplement and any amendment or supplement thereto as such Holder may reasonably request (it being understood that Enovis consents to the use of such Prospectus or Prospectus Supplement or any amendment or supplement thereto by each selling Holder in connection with the offering and Sale of the Registrable Securities covered by such Prospectus or Prospectus Supplement or any amendment or supplement thereto) and such other documents as such selling Holder may reasonably request in order to facilitate the Sale of the Registrable Securities by such Holder;
(ix)in connection with any Sale of Registrable Securities that will result in such securities no longer being Registrable Securities, cooperate with each participating Holder to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be Sold and not bearing any restrictive Securities Act legends; and to register such Registrable Securities in such denominations and such names as such selling Holder may request in connection with such Sale; provided that Enovis may satisfy its obligations hereunder without issuing physical stock certificates through the use of the Depository Trust Company’s Direct Registration System;
(x)except in the case of a Shelf Registration, provide (A) each Holder participating in the Registration and (B) any attorney, accountant or other agent or representative retained by such Holder the opportunity to participate in the preparation of such Registration Statement, each Prospectus included therein or filed with the SEC, and each amendment or supplement thereto, and to request the insertion therein of material, furnished to Enovis in writing, which in the reasonable judgment of such Holder(s) and their counsel should be included, which request Enovis shall consider in good faith;

(xi)take all other customary steps reasonably necessary to effect the Registration of the Registrable Securities.
(b)As a condition precedent to any Registration hereunder, Enovis may require each Holder as to which any Registration is being effected to furnish to Enovis such information regarding the distribution of such securities and such other information relating to such Holder, its ownership of Registrable Securities and other matters as Enovis may from time to time reasonably request in writing. Each such Holder agrees to furnish such information to Enovis and to cooperate with Enovis as reasonably necessary to enable Enovis to comply with the provisions of this Agreement.
(c)Upon receipt of written notice from Enovis that a Registration Statement, Prospectus or Prospectus Supplement contains a Misstatement or that any event of the kind described in Section 2.2(a)(iv) has occurred, each of the Holders shall forthwith discontinue disposition of Registrable Securities until it has received copies of a supplemented or amended prospectus correcting the Misstatement (it being understood that Enovis hereby covenants to prepare and file such supplement or amendment as soon as practicable after the time of such notice), or until it is advised in writing by Enovis that the use of the prospectus may be resumed. If the filing, initial effectiveness or continued use of a Registration Statement in respect of any Registration at any time would require Enovis to make an Adverse Disclosure or would require the inclusion in such Registration the statement of financial statements that are reasonably unavailable to Enovis, Enovis may, upon giving prompt written notice of such action to the Holders, delay the filing or initial effectiveness of, or suspend use of, such Registration Statement for the shortest period of time determined in good faith by Enovis to be practical for such purpose. In the event Enovis exercises its rights under the preceding sentence, the Holders agree to suspend, immediately upon their receipt of the notice referred to above, their use of the applicable Prospectus or Prospectus Supplement relating to any Registration in connection with any sale or offer to sell Registrable Securities. Enovis shall immediately notify the Holders of the expiration of any period during which it exercised its rights under this Section 2.2(c). “Adverse Disclosure” shall mean any public disclosure of material non-public information, which disclosure, in the good faith judgment of the Chief Executive Officer or principal financial officer of Enovis, after consultation with counsel to Enovis, (i) would be required to be made in any Registration Statement or prospectus in order for the applicable Registration Statement or prospectus not to contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein (in the case of any prospectus and any preliminary prospectus, in the light of the circumstances under which they were made) not misleading, (ii) would not be required to be made at such time if the Registration Statement were not being filed or used, and (iii) Enovis has a bona fide business purpose for not making such information public.
1.3Registration Expenses Paid By Enovis. In the case of any Registration of Registrable Securities required pursuant to this Agreement (including any Registration that is delayed or withdrawn), Enovis shall pay all Registration Expenses regardless of whether the Registration Statement becomes effective.
1.4Indemnification.
(a)Indemnification by Enovis. Enovis agrees to indemnify and hold harmless, to the full extent permitted by law, each Holder, such Holder’s Affiliates and their respective officers, directors, employees, advisors, and agents and each Person who controls (within the meaning of the Securities Act or the Exchange Act) such Persons from and against any and all losses, claims, damages, liabilities (or actions in respect thereof, whether or not such indemnified party is a party thereto) and expenses, joint or several (including reasonable costs of investigation and legal expenses) (each, a “Loss” and collectively “Losses”) arising out of or based upon (i) any untrue or alleged untrue statement of a material fact contained in any Registration Statement under which the Sale of such Registrable Securities was Registered under the Securities Act or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, preliminary Prospectus or Prospectus Supplement, in light of the circumstances under which they were made) not misleading; provided, however, that Enovis shall not be liable to any particular indemnified party in any such case to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any such Registration Statement in reliance upon and in conformity with written information furnished to Enovis by such indemnified party expressly for use in the preparation thereof. This indemnity shall be in addition to any liability Enovis may otherwise have. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Holder or any indemnified party and shall survive the transfer of such securities by such Holder.
(b)Indemnification by the Selling Holder. Each selling Holder agrees (severally and not jointly) to indemnify and hold harmless, to the full extent permitted by law, Enovis, its directors, officers, employees, advisors, and agents and each Person who controls Enovis (within the meaning of the Securities Act and the Exchange Act) from and against any Losses arising out of or based upon (i) any untrue or alleged untrue statement of a material fact contained in any Registration Statement under which the Sale of such Registrable Securities was Registered under the Securities Act or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, preliminary Prospectus or Prospectus Supplement, in light of the circumstances under which they were made) not misleading to the extent, but, in each case (i) or (ii), only to the extent, that such untrue statement or omission is contained in any information furnished in writing by such selling Holder to Enovis specifically for inclusion in such Registration Statement, Prospectus, preliminary Prospectus or Prospectus Supplement. In no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the net proceeds received by such Holder under the Sale of the Registrable Securities giving rise to such indemnification obligation. This indemnity shall be in addition to any liability the selling Holder may otherwise have. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of Enovis or any indemnified party.
(c)Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that any delay or failure to so notify the indemnifying party shall relieve the indemnifying party of its obligations hereunder only to the extent that it is materially prejudiced by reason of such delay or failure) and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any Person entitled to indemnification hereunder shall have the right to select and employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (i) the indemnifying party has agreed in writing to pay such fees or expenses, (ii) the indemnifying party shall have failed to assume the defense of such claim within a reasonable time after receipt of notice of such claim from the Person entitled to indemnification hereunder, or (iii) in the reasonable judgment of any such Person, based upon advice of its counsel, a conflict of interest may exist between such Person and the indemnifying party with respect to such claims (in which case, if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person). If such defense is not assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent, but such consent may not be unreasonably withheld, conditioned or delayed. If the indemnifying party assumes the defense, the indemnifying party shall not have the right to settle such action without the consent of the indemnified party, which consent may not be unreasonably withheld, conditioned or delayed. No indemnifying party shall consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of an unconditional release from all liability in respect to such claim or litigation. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time from all such indemnified party or parties unless (x) the employment of more than one counsel has been authorized in writing by the indemnified party or parties or (y) a conflict or potential conflict exists or may exist (based on advice of counsel to an indemnified party) between such indemnified party and the other indemnified parties, in each of which cases the indemnifying party shall be obligated to pay the reasonable fees and expenses of such additional counsel or counsels.
(d)Contribution. If for any reason the indemnification provided for in Section 2.4(a) or Section 2.4(b) is unavailable to an indemnified party or insufficient to hold it harmless as contemplated by Section 2.4(a) or Section 2.4(b), then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such Loss in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other hand. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. Notwithstanding anything in this Section 2.4(d) to the contrary, no indemnifying party (other than Enovis) shall be required pursuant to this Section 2.4(d) to contribute any amount in excess of the amount by which the net proceeds received by such indemnifying party from the Sale of Registrable Securities in the offering to which the Losses of the indemnified parties relate (before deducting expenses, if any) exceeds the amount of any damages which such indemnifying party has otherwise been required to pay by reason of such untrue statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 2.4(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in this Section 2.4(d). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The amount paid or payable by an indemnified party hereunder shall be deemed to include, for purposes of this Section 2.4(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, preparing to defend or defending against or appearing as a third party witness in respect of, or otherwise incurred in connection with, any such loss, claim, damage, expense, liability, action, investigation or proceeding. If indemnification is available under this Section 2.4, the indemnifying parties shall indemnify each indemnified party to the full extent provided in Section 2.4(a) and Section 2.4(b) hereof without regard to the relative fault of said indemnifying parties or indemnified party.
1.5Rule 144.
(a)Reporting Requirements. Until the expiration or termination of this Agreement in accordance with its terms, Enovis shall use its commercially reasonable efforts to remain in compliance with the periodic filing requirements imposed under the SEC’s rules and regulations, including the Exchange Act, and any other applicable laws or rules, and to timely file such information, documents and reports as the SEC may require or prescribe under Section 13 or 15(d) (whichever is applicable) of the Exchange Act. If Enovis is not required to file such reports, it will, upon the request of any Holder, make publicly available such necessary information for so long as necessary to permit Sales pursuant to Rule 144 under the Securities Act, and it will take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to Sell Registrable Securities without Registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any rule or regulation hereafter adopted by the SEC.
(b)Legend Removal. If the Registrable Securities are eligible to be Sold without restriction under, and without Enovis being in compliance with the current public information requirements of, Rule 144 under the Securities Act, then at the Holder’s written request, the Company will use its commercially reasonable efforts to cause the Company’s transfer agent to remove any restrictive legend set forth on such Registrable Securities, subject to compliance by the Holder with the reasonable and customary procedures for such removal required by Enovis or its transfer agent.
Article III
MISCELLANEOUS
1.1Term. This Agreement shall terminate on the earlier of (a) the second anniversary of the Initial Stock Consideration Issuance Date and (b) upon such time as there are no Registrable Securities, except for the provisions of Section 2.4 and all of this Article III, which shall survive any such termination.
1.2Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in English, shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service or by email (followed by delivery of an original via overnight courier service) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 3.2):
To Emil:
Emil Holding II S.à r.l.
51A, Boulevard Royal
L-2449 Luxembourg
Grand Duchy of Luxembourg
Attention of: Board managers
E-mail: aiste.ramanauskaite@eqtfunds.com, christiaan.snyders@eqtfunds.com, valentina.dalpiaz@eqtfunds.com, paolo.pocaterra@eqtfunds.com with copy to:
Latham & Watkins LLP
Corso Matteotti, 22
Milano 20121
Italy
Attention of: Cataldo Piccarreta
E-mail: Cataldo.Piccarreta@lw.com
To Enovis:
Enovis Corporation
2711 Centerville Road, Suite 400
Wilmington, DE 19808
Attn: General Counsel
Facsimile: (301) 323-9001
E-mail: brad.tandy@enovis.com

with copy to:
Hogan Lovells US LLP
100 International Drive, Suite 2000
Baltimore, MD 21208
Attention of: William Intner
E-mail: william.intner@hoganlovells.com

1.3Successors, Assigns and Transferees.
(a)The provisions of this Agreement and the obligations and rights hereunder shall be binding upon, inure to the benefit of and be enforceable by (and against) the parties and their respective successors and permitted assigns. Enovis may assign this Agreement at any time in connection with a Sale or acquisition of Enovis, whether by merger, consolidation, Sale of all or substantially all of Enovis’s assets, or similar transaction, without the consent of the Holders; provided that the successor or acquiring Person agrees in writing to assume all of Enovis’ rights and obligations under this Agreement. Emil may assign this Agreement only in conjunction with and to the extent of any transfer of Registrable Securities by Emil to any member of the Emil Group or at any time in connection with a sale or acquisition of Emil, whether by merger, consolidation, sale of all or substantially all of Emil’s assets, or similar transaction.
(b)This Agreement and the rights, duties and obligations of the Holders hereunder may not be freely assigned or delegated by such Holder except in conjunction with and to the extent of any transfer of all of the Registrable Securities held by any such Holder to a single third-party, provided that there is no Prospectus or Prospectus Supplement covering such transfer, and provided further that such transferee (a “Transferee”) shall only be admitted as a party hereunder and assume such Holder’s rights and obligations under this Agreement upon its, his or her execution and delivery of a joinder agreement in the form attached hereto as Exhibit A and delivery of the same to Enovis; whereupon such Person will be treated for all purposes of this Agreement, with the same rights, benefits and obligations hereunder as such Holder with respect to the transferred Registrable Securities. This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties, to the permitted assigns of the Holders or of any permitted assignee of the Holders. This Agreement is not intended to confer any rights or benefits on any persons that are not party hereto other than as expressly set forth in Section 2.4 and this Section 3.3. No assignment by any party hereto of such party’s rights, duties and obligations hereunder shall be binding upon or obligate Enovis unless and until Enovis shall have received (i) written notice of such assignment and (ii) the written agreement of the assignee, in the form attached hereto as Exhibit A, to be bound by the terms and provisions of this Agreement. Any transfer or assignment made other than as provided in this Section 3.3 shall be null and void.
1.4GOVERNING LAW; NO JURY TRIAL.
This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law or conflict of law, provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of Delaware. Each party hereto (a) irrevocably consents to the service of the summons and complaint and any other process in any action or proceeding relating to the transactions contemplated by this Agreement, for and on behalf of itself or any of its properties or assets, in accordance with this Section 3.4 or in such other manner as may be permitted by applicable law, that such process may be served in the manner of giving notices in Section 3.2 and that nothing in this Section 3.4 shall affect the right of any party to serve legal process in any other manner permitted by applicable Law, (b) irrevocably and unconditionally consents and submits itself and its properties and assets in any action or proceeding to the exclusive general jurisdiction of the Court of Chancery of the State of Delaware (the “Chancery Court”) and any state appellate court therefrom located within the State of Delaware (or, only if the Chancery Court declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware) in the event any dispute or controversy arises out of this Agreement or the transactions contemplated hereby, or for recognition and enforcement of any order in respect thereof, (c) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (d) agrees that any actions or proceedings arising in connection with this Agreement or the transactions contemplated hereby shall be brought, tried and determined only in the Chancery Court and any state appellate court therefrom located within the State of Delaware (or, only if the Chancery Court declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware), (e) waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same, and (f) agrees that it will not bring any action or proceeding relating to this Agreement or the transactions contemplated hereby in any court other than the aforesaid courts. Each party hereto agrees that a final order in any action or proceeding in such courts as provided above shall be conclusive and may be enforced in other jurisdictions by suit on the order or in any other manner provided by applicable law.
1.5Specific Performance. In the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Agreement, the parties agree that the party or parties to this Agreement who are or are to be thereby aggrieved shall, subject and pursuant to the terms of this Section 3.5, have the right to specific performance and injunctive or other equitable relief of its or their rights under this Agreement, in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative. The parties agree that the remedies at law for any breach or threatened breach of this Agreement, including monetary damages, are inadequate compensation for any loss, that any defense in any action for specific performance that a remedy at law would be adequate is hereby waived, and that any requirements for the securing or posting of any bond with such remedy are hereby waived.
1.6Headings. The article, section and paragraph headings contained in this Agreement are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.
1.7Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby.

The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
1.8Amendment; Waiver.
(a)This Agreement may not be amended or modified and waivers and consents to departures from the provisions hereof may not be given, except by an instrument or instruments in writing making specific reference to this Agreement and signed by Enovis and the Holders of a majority of the Registrable Securities.
(b)No failure to exercise and no delay in exercising, on the part of any party, any right, remedy, power or privilege hereunder shall operate as a waiver hereof or thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.
1.9Registrations, Exchanges, etc. Notwithstanding anything to the contrary that may be contained in this Agreement, the provisions of this Agreement shall apply to the full extent set forth herein with respect to (a) any shares of Enovis Common Stock, now or hereafter authorized to be issued, (b) any and all securities of Enovis into which the shares of Enovis Common Stock are converted, exchanged or substituted in any recapitalization or other capital reorganization by Enovis and (c) any and all securities of any kind whatsoever of Enovis or any successor or permitted assign of Enovis (whether by merger, consolidation, Sale of assets or otherwise) which may be issued on or after the date hereof, in each case in respect of, in conversion of, in exchange for or in substitution of, Registrable Securities, except to the extent that such securities are not “restricted securities” as defined in Rule 144 under the Securities Act.
1.10Further Assurances. In addition to and without limiting the actions specifically provided for elsewhere in this Agreement and subject to the limitations expressly set forth in this Agreement each of the parties shall cooperate with each other and use (and shall cause its respective Subsidiaries and Affiliates to use) commercially reasonable efforts to take, or to cause to be taken, all actions, and to do, or to cause to be done, all things reasonably necessary on its part under applicable law or contractual obligations to consummate and make effective the transactions contemplated by this Agreement.
1.11Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.
Execution of this Agreement or any other documents pursuant to this Agreement by facsimile or other electronic copy of a signature shall be deemed to be, and shall have the same effect as if, executed by an original signature.
[The remainder of page intentionally left blank. Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

EMIL HOLDING II S.À R.L. REPRESENTED BY EQT LUXEMBOURG MANAGEMENT S.A.R.L.

By:	/s/ Aiste Ramanauskaite
Name: Aiste Ramanauskaite
Title: Manager
By: /s/ Valentina Dalpiaz_____________ Name: Title: Manager

ENOVIS CORPORATION

By:	/s/ Daniel A. Pryor
Name: Daniel A. Pryor
Title: Executive Vice President

[Signature Page to Registration Rights Agreement]

EXHIBIT A
Form of Agreement to be Bound
THIS INSTRUMENT forms part of the Registration Rights Agreement (the “Agreement”), dated as of January 3, 2024, by and between Emil Holding II S.à r.l., a private limited liability company (société à responsabilité limitée) organized and existing under the laws of the Grand Duchy of Luxembourg, with its registered office at 51A, Boulevard Royal, L-2449 Luxembourg, Grand Duchy of Luxembourg, registered with the Luxembourg trade and companies register (Registre de Commerce et des Sociétés, Luxembourg) under number B202352 (“Emil”), and Enovis Corporation, a Delaware corporation (“Enovis”). The undersigned hereby acknowledges having received a copy of the Agreement and having read the Agreement in its entirety, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, hereby agrees that the terms and conditions of the Agreement binding upon and inuring to the benefit of Emil shall be binding upon and inure to the benefit of the undersigned and its successors and permitted assigns as if it were an original party to the Agreement.
IN WITNESS WHEREOF, the undersigned has executed this instrument on this day of [ ● ].

(Signature of Transferee)

Print Name

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